Exhibit 99.1

EVERYWARE GLOBAL BOARD OF DIRECTORS NAMES SAM SOLOMON PERMANENT

CHIEF EXECUTIVE OFFICER

Lancaster, OH – June 9, 2014 — EveryWare Global, Inc. (“EveryWare” or the “Company”) (Nasdaq: EVRY), announced today that its Board of Directors appointed Sam Solomon as its permanent Chief Executive Officer, effective June 9, 2014. Mr. Solomon was named the Company’s interim Chief Executive Officer on February 25, 2014.

Daniel Collin, Chairman of the Board of Directors at EveryWare, stated, “After completing a thorough search, we are thrilled that Sam has accepted the Board’s offer to become EveryWare’s permanent CEO. Sam is the right leader for the job and is well equipped to revitalize the Company over the coming months and years. He has already made significant contributions, and we are confident that he will continue to drive long-term value creation.”

Mr. Solomon commented, “After more than three months as interim CEO at EveryWare, I am more energized than ever to take the steps necessary to capitalize on the Company’s unlimited potential. I have been pleased with the hard work of our talented team to date, and I look forward to continuing our efforts to create a strong future for EveryWare and all of its stakeholders.”

Forward Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” “long term value creation,” “potential,” and “improve profitability” and variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, covenant compliance, liquidity and other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For a description of the risks, uncertainties, and assumptions that may impact our actual results or performance, see the Company’s Annual Report on Form 10-K for 2013, filed with the Securities and Exchange Commission, as it may be updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

About EveryWare

EveryWare (Nasdaq: EVRY) is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012. Additional information can be found on EveryWare’s Investor Relations Website: http://investors.everywareglobal.com/.

Erica Bartsch

Sloane & Company

(212) 446-1875

ebartsch@sloanepr.com